UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  August 12, 2009
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor
1550 Coraopolis Heights Road
Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
          On August 12, 2009, RTI International Metals, Inc. (the “Company”) filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”). The shelf registration statement, once the Commission declares it effective, will allow the Company to raise capital from time to time, up to an aggregate of $200 million, through the sale of the Company’s common stock, preferred stock, debt securities, warrants, purchase contracts, units, or depository shares. The specific terms and conditions of any offering and securities will be determined at the time of any offering under a separate prospectus supplement that the Company will be required to file with the Commission at the time of the specific offering. If securities are issued, the Company may use the proceeds for general corporate and working capital purposes, which may include repayment of debt, capital expenditures, repurchase of shares of our common stock, and any other purposes that may be stated in any prospectus supplement.

          SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: August 13, 2009	By:	/s/ William T. Hull
William T. Hull
Senior Vice President and Chief Financial Officer (principal accounting officer)